EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Robert J. Keller, certify that:

1.           I have reviewed this Form 10-K/A of ACCO Brands Corporation; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2012	/s/Robert J. Keller
Robert J. Keller
Chairman of the Board and
Chief Executive Officer